Exhibit 99.1

PFSweb Acquires CrossView, an eCommerce System Integrator

Acquisition Adds B2B and B2C IBM WebSphere Commerce and SAP/hybris Integration

Capabilities, Significantly Expanding Addressable Target Market

ALLEN, Texas – August 5, 2015 – PFSweb, Inc. (NASDAQ: PFSW), a global provider of end-to-end eCommerce solutions, has completed the acquisition of CrossView, an eCommerce system integrator, for $38 million, plus additional contingent payments based on future EBITDA targets.

Founded in 1997, CrossView delivers strategy and technology services to brand manufacturers and retailers, helping them create a fully connected commerce enterprise. CrossView unifies websites, brick-and-mortar stores, call centers and other channels on the IBM WebSphere Commerce and SAP/hybris platforms.

CrossView services include business strategy development, user experience design, solution implementation, and hosting and managed services. The company has nearly 240 team members in the U.S., Canada and India, and expects to generate approximately $35 million of revenue in 2015.

“Today’s transaction marks our largest acquisition to date,” said Mike Willoughby, CEO of PFSweb. “In-step with our growth-through-acquisition strategy, CrossView solidifies our technology service offering with IBM WebSphere Commerce and SAP hybris integration capabilities. With the ability to develop and support commerce solutions utilizing Demandware, Oracle Commerce, Magento and now WebSphere Commerce and hybris, we believe we are now the only provider of end-to-end eCommerce technology solutions in the marketplace supporting all five major eCommerce software platforms.”

“Unlike many smaller system integrators,” continued Willoughby, “CrossView has created a strong business around recurring managed services, which generates over 40% of total revenue. CrossView also provides us with a robust B2B front-end commerce platform which, I believe, when combined with our strong B2B order fulfillment, customer care and financial services capabilities, creates a unique B2B offering. Finally, I am very excited to have the privilege of supporting CrossView’s marquee clients, and I believe we should benefit from cross-selling opportunities as we support a combined client base of approximately 150 clients.”

The transaction was financed by Regions Bank through a newly established $40 million credit facility. This new credit facility replaces lending instruments previously provided by Comerica and Wells Fargo.

As a result of the acquisition, PFSweb has increased its 2015 service fee equivalent revenue guidance to range between $175 million to $185 million, up from $160 million to $170 million. The company has also increased its adjusted EBITDA guidance to range between $18 million to $20 million, up from $16 million to $18 million.

Michael von Bodungen, CrossView CEO, commented: “Top-name brands turn to CrossView for its commerce expertise and award-winning solutions and innovation. PFSweb shares our enthusiasm for best-in-class technologies, and their strong portfolio of luxury brands and retailers reflects their commitment to providing a world class solution. We look forward to marketing our combined capabilities and accelerating growth in this fast growing omni-channel marketplace.”

In conjunction with the transaction, CrossView will become a wholly owned subsidiary of PFSweb, and will initially operate under the name: CrossView, a PFSweb Company.

For more information on CrossView, please visit the company’s website at www.crossview.com.

About PFSweb, Inc.

PFSweb (NASDAQ: PFSW) is a global provider of end-to-end eCommerce solutions including digital agency and marketing services, technology development services, business process outsourcing services and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFSweb supports organizations across various industries, including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, Ricoh, Roots Canada Ltd., Diageo, BCBGMAXAZRIA, T.J. Maxx, the United States Mint, and many more. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, London, Munich and India. For more information, please visit www.pfsweb.com or download the free PFSweb IR App on your iPhone, iPad or Android device.

Forward Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2014 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the Company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Investor Relations

Liolios Group, Inc.

Scott Liolios or Sean Mansouri

Tel 1-949-574-3860

PFSW@liolios.com